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                                                                   Exhibit 10.23



                                 April 7, 1995



TO:      ________________

         RE:     CHANGE IN CONTROL AGREEMENT DATED __________

Dear ________:

         This has reference to the Change in Control Agreement (the "Agreement") dated ___________ between you and Maxus Energy Corporation ("Maxus"). Notwithstanding anything in the Agreement to the contrary, you and Maxus agree that a "Change in Control," as defined in the Agreement, occurred on April 5, 1995 and a significant adverse change in the nature and scope of the authorities or duties of your position with Maxus has occurred. Consequently, you have given notice of your intention to terminate your employment with Maxus immediately pursuant to paragraph 4(b)(ii) of the Agreement. Maxus recognizes its obligation to pay and agrees to pay you severance compensation, including benefits, to the full extent provided for in paragraph 5 of the Agreement within five days after the amount payable thereunder is determined (but not later than __________) without reduction for any payments contemplated below except as provided herein. In order to facilitate the transition required by these events, you and Maxus agree as follows: (a) Maxus agrees to employ you at your current position, at your current job site, at your current rate of base pay and with employee plan benefits at the levels and on the terms currently provided to you until ___________ and (b) you agree to work for Maxus in such position and on such terms and conditions until June 30, 1995. If you terminate your employment prior to ____________ without the written consent of Maxus, an amount equal to the base salary paid to you from the date hereof through your termination date will be deducted from the amount payable to you under the Agreement and either refunded by you or deducted from any amounts Maxus may owe you.

         Please indicate your agreement to the foregoing by dating, signing and returning a copy of this letter to the undersigned.

                                        Sincerely,
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AGREED TO THIS
__ DAY OF APRIL, 1995



--------------------------------
[Executive]



Agreed to by YPF Sociedad Anonima and YPF Acquisition Corp., who agree that this agreement does not constitute a breach of Maxus' representations, warranties or covenants contained in the Agreement of Merger dated as of February 28, 1995.

YPF Sociedad Anonima                       YPF Acquisition Corp.



By:                                        By:
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